Harney Westwood & Riegels 14th Floor, Alexandra House 18 Chater Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

Date: 17 August 2026

057753.0006

NovaBridge Biosciences

2440 Research Boulevard, Suite 400

Rockville, MD 20850 United States

Dear Sir or Madam

NovaBridge Biosciences (previously known as I-Mab and I-Mab ) (the Company)

We are attorneys-at-law qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the Commission) on or about the date of this opinion (the Registration Statement), relating to the registration under the United States Securities Act of 1933, as amended (the Securities Act), of the ordinary shares of a par value of US$0.0001 each of the Company (the Shares) to be issued pursuant to the Plan (as defined in Schedule 1).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1.
Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

The British Virgin Islands is Harneys Hong Kong office's main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | Y Fan | SG Gray | IC Groark | SO Karolczuk | PM Kay | MW Kwok

WPT Lee | IN Mann | BP McCosker | R Ng | PJ Sephton

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Dubai | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

2.
Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company is US$80,000 divided into 800,000,000 ordinary shares of a par value of US$0.0001 each.
3.
Valid Issuance of Shares. The Shares to be issued by the Company in accordance with the Plan and registered under the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Plan and the Resolutions (as defined in Schedule 1), and when name of the shareholder is entered in the register of members of the Company, the Shares will be validly issued, allotted, fully paid and non-assessable.
4.
2026 Omnibus Share Incentive Plan. The Plan does not contravene the Companies Act (Revised) of the Cayman Islands (the Companies Act).

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1.
A copy of the certificate of incorporation of the Company dated 30 June 2016.
2.
A copy of the certificate of incorporation on adoption of dual foreign name of the Company dated 27 June 2018.
3.
A copy of the certificate of incorporation on change of name of the Company dated 27 October 2025.
4.
A copy of the seventh amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 24 October 2025 (the M&A).
5.
A copy of the register of directors and officers of the Company provided to us on 27 February 2026.
6.
A certificate of good standing dated 30 July 2026 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands.
7.
A copy of the minutes of a meeting of the board of directors of the Company dated 13 July 2026 (the Resolutions).
8.
A copy of a certificate issued by a director of the Company dated 12 August 2026, a copy of which is attached hereto (the Director’s Certificate).
9.
The Registration Statement.
10.
The 2026 Omnibus Share Incentive Plan approved by the Resolutions (the Plan).

(1 to 6 above are the Corporate Documents, and 1 to 10 above are the Documents).

SCHEDULE 2

Assumptions

1.
Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, and all copies of Documents are true and complete copies of the originals.
2.
Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.
3.
Constitutional Documents. The M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.
4.
No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.
5.
Resolutions. The Resolutions passed at a meeting were adopted at a duly convened meeting of the board of directors of the Company, and such meeting was held and conducted in accordance with the M&A. The Resolutions remain in full force and effect.
6.
Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.
7.
Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

SCHEDULE 3

Qualifications

1.
Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.
2.
Non-assessable. In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
3.
Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.
4.
Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (Revised).

Annex

Director’s Certificate

NovaBridge Biosciences

incorporated in the Cayman Islands

Company No. 312969

(the Company)

DIRECTOR’S CERTIFICATE

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1.
Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.
2.
I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.
3.
I, the undersigned, confirm in relation to the Company that:
(a)
the M&A remain in full force and effect and are otherwise unamended;
(b)
the Resolutions were executed by each director in the manner prescribed in the M&A, the signature(s) and initial(s) thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and
(c)
there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from allotting and issuing the Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

1

Signed By:

	/s/ Srishti Gupta	8/12/2026

Name:	Srishti Gupta	Date
Director